SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2005

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In its Forms 8-K dated February 17, 2005, March 1, 2005, and March 18, 2005, Registrant previously disclosed that it will record a gain of approximately $93 million in the first-quarter 2005 from the sale of its equity interest in Integic Corporation. Registrant had also disclosed that this gain is expected to be offset by restructuring charges including approximately $38 million in the first-quarter 2005 for various restructuring initiatives as well as approximately $55 million in the second-quarter 2005 related to a voluntary severance program primarily for U.S. technical services employees.

Due to earlier than anticipated levels of acceptance by eligible employees, the entire amount associated with the voluntary severance program, which is now expected to be approximately $60 million, will be recorded in the first- quarter 2005 instead of the second quarter. In addition, based on current information available, Registrant expects to record approximately $25 million, rather than the previously expected amount of $38 million, in first-quarter 2005 for other restructuring initiatives. Therefore, the total first-quarter restructuring charge will be $85 million, which will offset the first-quarter gain, on an after-tax basis, from Registrant’s sale of Integic.

Forward Looking Statements

From time to time we and our representatives, may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, that are forward-looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K and other public statements we make. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Information concerning certain factors that could cause actual results to differ materially is included in our 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission. We do not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: April 15, 2005

XEROX CORPORATION

By:	/s/ J. Michael Farren
J. Michael Farren
Vice President, General Counsel and Secretary